Exhibit 99.1

FOR IMMEDIATE RELEASE: April 5, 2022

ESAB Corporation Completes Separation from Enovis and Launches as an Independent, Publicly Traded Company

North Bethesda, M.D. — (BUSINESS WIRE) — ESAB Corporation (“ESAB” or the “Company”) (NYSE: ESAB), a premier global fabrication and specialty gas control technology company focused on welding technology, advanced equipment, consumables, specialty gas control, robotics, and digital solutions announced today the completion of its separation (the “Separation”) from Enovis Corporation, formerly known as Colfax Corporation (“Enovis”), and its launch as an independent, publicly traded corporation. ESAB’s common stock will begin trading “regular way” today, April 5, 2022, on the New York Stock Exchange under the symbol “ESAB.”

“Today marks a major milestone for ESAB Corporation as a premier fabrication technology company,” said Shyam P. Kambeyanda, President and Chief Executive Officer of ESAB Corporation. “We have a proven track record of revenue growth, margin expansion, and free cash flow generation, and our team is excited and ready to operate and thrive as an independent, publicly traded company. Given our rich history of innovation and culture of continuous improvement, the ESAB Business Excellence System will be the foundation of our initiatives to always improve our operational performance and meet our financial commitments. We believe our well-established playbook will create long-term value for all of our stakeholders.”

In addition to celebrating its spin-off as a public company, ESAB also announced its new purpose and values. “At our core, we at ESAB Corporation believe that the progress we make today makes the world we imagine possible. We are proud to announce, Shaping the world we imagine, as our new company purpose,” continued Kambeyanda. “As a global company with more than 9,000 associates serving 147 countries, we developed our purpose and values with the input of our associates and customers. As we launch into this next period in our company’s 117-year international legacy, we remain committed to creating an inclusive culture built on shared success, collaboration, continuous improvement, talent development and leadership.”

In connection with the Separation, on April 4, 2022, Enovis shareholders received one share of ESAB common stock for every three shares of Enovis common stock held at the close of business on March 22, 2022. Fractional shares will be aggregated and sold into the public market and the proceeds distributed pro rata to Enovis shareholders who otherwise would have received such fractional shares. The shares will be credited to “street name” shareholders through the Depository Trust Corporation. Approximately 54 million shares, or 90%, of ESAB’s common stock were distributed to Enovis shareholders, and approximately 6 million shares, or 10%, of ESAB’s common stock, were retained by Enovis.

About ESAB

ESAB Corporation (NYSE: ESAB) is a world leader in fabrication and specialty gas control technology, providing our partners with advanced equipment, consumables, specialty gas control, robotics, and digital solutions which enable the everyday and extraordinary work that shapes our world. To learn more, visit esabcorporation.com.

Forward Looking Statements

This press release includes forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning the Company’s plans, goals, objectives, outlook, expectations, and intentions, including with respect to the Separation, and the anticipated benefits of the Separation and other statements that are not historical or current fact. Forward-looking statements are based on the Company’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including general risks and uncertainties such as market conditions, economic conditions, geopolitical events, changes in laws, regulations or accounting rules, fluctuations in interest rates, terrorism, wars or conflicts, major health concerns, natural disasters or other disruptions of expected business conditions. Factors that could cause the Company’s results to differ materially from current expectations include, but are not limited to, risks related to the impact of the COVID-19 global pandemic, including the rise, prevalence and severity of variants of the virus, actions by governments, businesses and individuals in response to the situation, such as the scope and duration of the outbreak, the nature and effectiveness of government actions and restrictive measures implemented in response; the war in the Ukraine and escalating geopolitical tensions as a result of Russia’s invasion of the Ukraine; macroeconomic conditions; supply chain disruptions; the impact on creditworthiness and financial viability of customers; risks relating to the Separation, Enovis’ ability to satisfactorily complete steps necessary for the Separation and related transactions to be generally tax-free for U.S. federal income tax purposes, the ability to realize the anticipated benefits of the Separation, and the financial and operating performance of the Company following the Separation; other impacts on the Company’s business and ability to execute business continuity plans; and the other factors detailed in the Company’s Information Statement filed as Exhibit 99.1 to the Company’s Registration Statement on Form 10B-12/A on March 17, 2022, as well as other risks discussed in the Company’s filings with the U.S. Securities and Exchange Commission. In addition, these statements are based on assumptions that are subject to change. This press release speaks only as of the date hereof. The Company disclaims any duty to update the information herein.

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Investor Relations Contact
Mark Barbalato
Vice President, Investor Relations
E-mail: investorrelations@esab.com
Phone: 1-301-323-9098

Media Contact
Tilea Coleman
Vice President, Corporate Communications
E-mail: mediarelations@esab.com
Phone: 1-301-323-9092